Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Zura Bio Limited (the “Company”) on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Eric Hyllengren, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Eric Hyllengren
Eric Hyllengren
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 19, 2026